SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UNITED BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2010 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia on Monday, May 3, 2010, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.     To elect fourteen (14) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

2.     To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2010.

The close of business on February 23, 2010, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

March 25, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2010

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our 2009 Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

UNITED BANKSHARES, INC.

2010 PROXY STATEMENT

United Bankshares, Inc. P.O. Box 1508 United Square Fifth and Avery Streets Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2010 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on May 3, 2010, beginning at 4:00 p.m. The Meeting will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia.

This proxy statement, form of proxy and voting instructions are being mailed on or about March 25, 2010.

VOTING INFORMATION

Shareholders Entitled to Vote

Holders of record of United common shares at the close of business on February 23, 2010, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 43,439,490 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

On January 25, 2010, the Board of Directors of the Company approved an amendment to Article II, Section 14 of the Company’s bylaws concerning the record date for purposes of determining the shareholders entitled to (i) notice of and to vote at any meeting of the shareholders or (ii) receive a dividend payment or other such rights of shareholders. Prior to the amendment, the record date could not exceed fifty (50) days preceding the date of any meeting of the shareholders or any dividend payment date. Section 31D-7-707(b) of the West Virginia Business Corporation Act permits the record date to be fixed not more than seventy (70) days before the meeting or action requiring a determination of shareholders. The Board of Directors amended Article II, Section 14 of the Corporation’s Bylaws to increase the time period in which the directors may fix the record date to a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders, as permitted under Section 31D-7-707(b) of the West Virginia Business Corporation Act. The Board of Directors believes that the proposed revision to the Company’s bylaws is in the best interest of the Company’s shareholders because it will provide greater flexibility to the Company in preparing the proxy statement for the annual meeting of shareholders.

The Company’s bylaws, as amended and restated, are attached hereto as Exhibit A.

Proxies

Shareholders of record may vote their proxies by mail, in person at the Annual Meeting, by telephone or by Internet.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2010 Annual Meeting, the number of directors to be elected is fourteen (14). Each shareholder has the right to cast fourteen (14) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the fourteen (14) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which does not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

With respect to other matters, including the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2010, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain”. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.

On February 23, 2010, there were 43,439,490 shares of common stock outstanding that are held by approximately 6,590 shareholders of record and 19,497 shareholders in street name. The presence in person or proxy of a majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the Meeting.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained BNY Mellon Shareowner Services of Jersey City, New Jersey (“Mellon”). Pursuant to a retention letter dated January 15, 2010, Mellon will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. Mellon will then assist in the delivery of proxy materials to these accounts for distribution. Mellon will also (i) assist in the distribution of proxy materials to institutional investors, and (ii) follow-up with any brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining Mellon to solicit proxies from registered holders or from non-objecting beneficial owners. Mellon’s fee for the above services is $6,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon Securities and Exchange Commission (SEC) rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholders at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: United Bankshares, Inc., Shareholder Relations Department, 514 Market Street, Parkersburg, WV 26102 or by telephoning us at (304) 424-8800.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the 2010 Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he will not use the list for any purpose other than to solicit shareholders with respect to the 2010 Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of one class of fourteen (14) directors. Fourteen (14) directors will be elected at our 2010 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2011. The Company’s Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2010 Annual Meeting, the Board of Directors established the composition and number of directors to be elected at fourteen (14).

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fourteen (14) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2011 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, W. Gaston Caperton, III, Lawrence K. Doll, Theodore J. Georgelas, F. T. Graff, Jr., John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, Donald L. Unger, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr. All of the nominees are directors standing for re-election.

The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.

We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation and certain other information about the nominees for director are set forth on the following pages.

DIRECTORS WHOSE TERMS EXPIRE IN 2010 AND NOMINEES FOR DIRECTORS

Name and Age as of the May 3, 2010 Meeting Date		Position, Principal Occupation, Business Experience and Directorships for the Last Five Years (d)	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

			Shares(a)	Options(b)%

Richard M. Adams	63	Chairman and Chief Executive Officer of both United and United Bank (WV). Director of the Company since 1984.	600,155	174,000	1.78%

Robert G. Astorg	66	CPA and Managing Principal of H&R Block Tax and Business Services. Director of the Company since 1991.	37,189	—	*

W. Gaston Caperton, III	70	President of The College Board. Director of Owens Corning and Prudential Financial, Inc. Chairman of the Caperton Group. Former Governor of State of West Virginia. Director of the Company since 1997.	25,483	—	*

Lawrence K. Doll	60	President of The Lawrence Doll Company and Lawrence Doll Homes LLC. Chairman of United Bank (VA). Director of the Company since 2004.	3,528	23,000	*

Theodore J. Georgelas	63	Managing Director of the Georgelas Group, LLC. Director of United Bank (VA). Former Chairman of the Board of United Bank (VA) and Sector Communications. Director of the Company since 1990.	56,564	—	*

F. T. Graff, Jr	71	Attorney and Partner of Bowles Rice McDavid Graff & Love LLP. Director of the Company since 1984.	27,225	—	*

John M. McMahon	69	Chairman of the Board of Miller & Long Co., Inc. Director of United Bank (VA). Director of the Company since 1998.	300,000	—	*

J. Paul McNamara	61	Chairman of Potomac Capital Advisors. Former President and Chief Operating Officer of Sequoia Bancshares, Inc. Director of United Bank (VA). Former Vice Chairman of United Bank (VA). Director of the Company since 2003.	98,293	—	*

G. Ogden Nutting	74	Publisher of The Ogden Newspapers, Inc. Director of the Company since 1986.	654,656	—	1.51%

William C. Pitt, III	65	Hotel and Resort Developer. Director of the Company since 1987.	4,450	—	*

DIRECTORS WHOSE TERMS EXPIRE IN 2010 AND NOMINEES FOR DIRECTORS

Name and Age as of the May 3, 2010 Meeting Date		Position, Principal Occupation, Business Experience and Directorships for the Last Five Years (d)	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

			Shares(a)	Options(b)%

Donald L. Unger	68	Former President and Chief Executive Officer of the Shenandoah Valley region of United Bank (VA). Former President and Chief Executive Officer of Premier Community Bankshares, Inc. Former Chairman, President and Chief Executive Officer of Marathon Bank. Director of the Company since 2007.	42,159	—	*

Mary K. Weddle	60	CPA and Executive Vice President of Long & Foster Real Estate, Inc. Director of United Bank (VA). Director of the Company since 2004.	5,994	—	*

Gary G. White	60	President and Chief Executive Officer of International Resource Partners LP. Former President and Chief Executive Officer of International Industries, Inc. Former President and Chief Executive Officer of the West Virginia Coal Association. Director of the Company since September of 2008.	33,500	—	*

P. Clinton Winter, Jr	62	President of Bray & Oakley Insurance Agency, Inc. Director of the Company since 1996.	502,585	—	1.16%

All Directors, Nominees and Executive Officers as a Group (19 persons)			5,169,632	492,602	12.89%

* Indicates the director owns less than 1% of United’s issued and outstanding shares.

Footnotes:

(a)

Includes stock held by United Bank’s (WV) Trust Department which shares beneficial ownership as described in this footnote. The following directors each exercise voting authority over the number of shares indicated as follows: Mr. R. Adams, 31,639 shares and Mr. Graff, 23,225 shares. The non-director executive officers as a group exercise voting authority over 35,926 shares. United Bank’s (WV) Board of Directors exercises voting authority over 2,531,845 shares held by United Bank’s (WV) Trust Department. All of these shares are included in the 5,169,632 shares held by all directors, nominees and executive officers as a group. Also includes shares pledged as collateral as follows: Mr. R. Adams, 54,428 shares; Mr. Astorg, 19,800 shares; Mr. Georgelas, 43,964 shares; and Mr. Winter, 89,996 shares.

(b)

Beneficial ownership is stated as of February 8, 2010, including shares of common stock that may be acquired within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

(c)

Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 11,931 shares; Mr. Astorg, 20,287 shares; Mr. Caperton, 25,483 shares; Mr. Graff, 23,225 shares; Mr. McNamara, 40,800 shares; Mr. Nutting, 654,656 shares; Mr. White, 30,000 shares; and Mr. Winter, 46,316 shares.

(d)	United Bank (WV) and United Bank (VA) are subsidiaries of United.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

As of February 8, 2010, directors of the Company and nominees owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.

The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers constitute the named executive officers of the Company. The following table sets forth certain information regarding the named executive officers’ beneficial ownership of common stock of United as of February 8, 2010:

		Shares of Common Stock of the Company Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	774,155	1.78%
Common Stock	Steven E. Wilson	196,199	0.45%
Common Stock	James B. Hayhurst, Jr.	118,813	0.27%
Common Stock	James J. Consagra, Jr.	72,496	0.17%
Common Stock	Richard M. Adams, Jr.	83,016	0.19%

Footnotes:

(1)

The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The number of shares includes shares that are issuable upon the exercise of all stock options currently exercisable, as follows: Mr. R. Adams, 174,000 shares; Mr. S. Wilson, 86,400 shares; Mr. Hayhurst, 56,500 shares; Mr. Consagra, 56,500 shares; and Mr. R. Adams, Jr., 39,702 shares. Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 11,931 shares; Mr. S. Wilson, 8 shares; Mr. Hayhurst, 2,132 shares; and Mr. R. Adams, Jr., 8,226 shares. Also includes shares pledged as collateral as follows: Mr. R. Adams, 54,428 shares and Mr. Hayhurst, 52,481 shares.

All directors, nominees and executive officers as a group beneficially owned 5,662,234 shares or 12.89% of the Company’s common stock.

Principal Shareholders of United

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of February 8, 2010. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of February 8, 2010 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc. 40 East 52 nd Street, New York, NY 10022	5,576,667	(1)	12.84	% (1)

Common Stock	Earnest Partners LLC 1180 Peachtree Street, Suite 2300, Atlanta, GA 30309	2,827,176	(2)	6.51	% (2)

Common Stock	United Bank (WV) Trust Department 514 Market Street, Parkersburg, WV 26101 (2,555,070 shares or 5.88% are registered under the nominee name of Parbanc Co.)	2,555,070	(3)	5.88	% (3)

Footnotes:

(1)

BlackRock, Inc. (BlackRock) is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, subadvisory relationships, high net worth individuals, family offices and private banks. BlackRock beneficially owns 5,576,667 or 12.84% of United’s common stock. BlackRock holds sole voting and dispositive authority for these shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated January 8, 2010 made by BlackRock setting forth information as of December 31, 2009.

(2)

Earnest Partners LLC (Earnest) is an institutional investment firm that manages assets for clients, including corporate pension plans, state and municipal pension plans, jointly-trusted plans, foundations, endowments and sovereign wealth funds. Earnest also manages portfolios for high net worth individuals. Earnest beneficially owns 2,827,176 or 6.51% of United’s common stock. Earnest holds sole dispositive authority for all of these shares and sole voting authority for 1,180,578 or 2.72% of the shares. Earnest’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 10, 2010 made by Earnest setting forth information as of December 31, 2009.

(3)

The Trust Department of United Bank (WV), a wholly-owned subsidiary of United, holds in fiduciary or agency capacity 2,555,070 shares or 5.88% of United’s stock. The investment authority for these shares is held by the Trust Department and is exercised by United Bank’s (WV) Board of Directors. Of these total shares, the Trust Department holds sole voting authority for 2,531,845 shares or 5.83% of United’s outstanding common stock which is exercised by United Bank’s (WV) Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports during 2009 failed to file such reports on a timely basis or failed to file a report.

Related Shareholder Matters

The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of February 8, 2010. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by Shareholders	1,631,654	$29.31	957,900
Equity Compensation Plans not approved by Shareholders (1)	—	—	—
Total	1,631,654	$29.31	957,900

Footnotes:

(1)

The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”), which include the following: Century Bancshares, Inc., GrandBanc, Inc., Sequoia Bancshares, Inc. and Premier Community Bankshares, Inc. A total of 179,698 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $14.19. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

During 2009, the Board of Directors met seven (7) times. The Board of Directors of the Company has four (4) standing committees: The Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. During 2009, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served except for Mr. Theodore J. Georgelas. Although there is no formal written policy, attendance at the annual meeting by directors is expected. Thirteen of the fourteen directors attended the 2009 Annual Meeting. The Company’s independent directors held two (2) meetings during 2009.

Independence of Directors

The Governance and Nominating Committee of the Board of Directors annually reviews the relationships of each member of the Board of Directors to determine whether each director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. The determination made by the Governance and Nominating Committee is then submitted to the Board of Directors to permit the Board of Directors to affirmatively determine whether each director has any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Governance and Nominating Committee met on January 25, 2010, to determine the independence of the current members of the Board of Directors. At the meeting, the Governance and Nominating Committee reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Governance and Nominating Committee determined that the following current members of the Board of Directors are independent: Robert G. Astorg, W. Gaston Caperton, III, Theodore J. Georgelas, F. T. Graff, Jr., John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr.

The NASDAQ listing standards contain additional requirements for members of the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Governance and Nominating Committee also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company.

•         United’s subsidiaries provided lending and/or other financial services to certain members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2009 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfied the standards for independence.

•         Bowles Rice McDavid Graff & Love LLP, an entity affiliated with F. T. Graff, Jr., provided legal services to the Company and received payments from the Company for such services during 2009. These payments did not exceed 5% of the Company’s or Bowles Rice McDavid Graff & Love LLP’s consolidated revenues for 2009, and therefore, the relationship satisfied the standards for independence.

•         H&R Block Tax Business Services, an entity affiliated with Robert Astorg, provided tax services to the trusts and estates that have named United’s trust department as the trustee or the executor. H&R Block Tax Business Services received payments from the individual trusts and estates and not from the Company or its subsidiaries and therefore the relationship satisfied the standards for independence.

•         United Bank (WV) leases a drive-in facility from The Ogden Newspapers, Inc. of which G. Ogden Nutting is the Chairman. The lease payments did not exceed 5% of the Company’s or The Ogden Newspapers’ consolidated revenues for 2009, and therefore, the relationship satisfied the standards for independence.

The Governance and Nominating Committee determined that the following current members of the Board of Directors are not independent: Richard M. Adams, Lawrence K. Doll, and Donald L. Unger. Messrs. Adams, Doll, and Unger are not independent because these directors are currently employed or have been employed by the Company within the last three years.

The Board of Directors reviewed and approved the determinations made by the Governance and Nominating Committee.

The Executive Committee

The Executive Committee is comprised of seven (7) directors, Richard M. Adams, Chairman, W. Gaston Caperton, III, Lawrence K. Doll, F. T. Graff, Jr., John M. McMahon, G. Ogden Nutting, and P. Clinton Winter, Jr. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or under the provisions of the articles of incorporation or bylaws of the Corporation. The Board of Directors has specifically empowered the Executive

Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. During 2009, the Executive Committee met two (2) times.

The Audit Committee

The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The United Bankshares, Inc. Board of Directors’ Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee and is available on the corporate website under Policies at “www.ubsi-inc.com”. Members of this committee are Robert G. Astorg, Chairman, William C. Pitt, III, Mary K. Weddle and P. Clinton Winter, Jr. The Audit Committee met four (4) times during 2009. All members of the Audit Committee are independent directors as independence is defined in the NASDAQ listing standards and the SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Robert G. Astorg and Mary K. Weddle each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. All of the audit committee financial experts are independent as independence is defined in the NASDAQ listing standards and the SEC rules.

The Compensation Committee

The Compensation Committee recommends executive officer and director compensation to the Board of Directors. The Compensation Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are P. Clinton Winter, Jr., Chairman, W. Gaston Caperton, III, John M. McMahon, and G. Ogden Nutting. The Compensation Committee met three (3) times during 2009. The Compensation Committee is governed by the Compensation Committee charter which is available on the corporate website under Policies at “www.ubsi-inc.com”.

The Compensation Committee’s primary processes and procedures for consideration and determination of executive compensation can be found in the Compensation Discussion and Analysis section under the headings “Role of Executive Officers in Compensation Decisions” and “Overview of Compensation Program.”

The Compensation Committee is also responsible for evaluating the compensation of our directors and recommending changes for consideration by the independent directors of the board when appropriate. The Compensation Committee uses peer group information when evaluating the compensation of our directors. Compensation for our directors who served on United’s Board of Directors in 2009 can be found in the Director Compensation table on page 34.

The Governance and Nominating Committee

The purposes of the Governance and Nominating Committee are to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of

Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary banks’ boards, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors.

Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section is set forth in full below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In identifying nominees and evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s corporate governance policy, which include the independence of the proposed nominee, diversity, age, skills and experience in the context of the needs of the Board. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.

At a meeting on August 4, 2009, the Governance and Nominating Committee unanimously agreed to implement the following Governance Policy Guidelines: 1) minimum stock ownership requirement for outside directors of 4,000 beneficially owned shares of common stock and options; 2) minimum stock ownership requirement for executives of 40,000 beneficially owned shares of common stock and options; 3) a public disclosure of the Governance Policy Guidelines; and 4) mandatory director resignation in the event of his or her change in employment.

The Governance and Nominating Committee is composed of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are John M. McMahon, Chairman, W. Gaston Caperton, III, G. Ogden Nutting, and P. Clinton Winter, Jr. The Governance and Nominating Committee met three (3) times during 2009. The charter for this committee is available on the corporate website under Policies at “www.ubsi-inc.com”.

Related Party Transactions

Policies and Procedures. The Board of Directors has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate families, or shareholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related person transactions must be approved by the Audit Committee of the Board (the “Committee”). At each calendar year’s first regularly scheduled Committee meeting, management recommends Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee approves or disapproves such transactions and at each subsequently scheduled meeting, management will update the Committee as to any material change to proposed transactions.

The Committee will consider all of the relevant facts and circumstances available to the Committee, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third persons and whether the transaction violates any requirements of the Company’s financing agreements.

In the event management recommends any further related person transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.

The Related Party Transaction Policy was adopted in January, 2007. All related party transactions since January 1, 2009, which were required to be reported in this proxy statement were approved by the Committee in accordance with the policy.

Description of Related Person Transactions. United’s subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with persons not related to United and did not involve more than the normal risk of collectibility or present other unfavorable features. United’s subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love LLP in Charleston, West Virginia. Bowles Rice McDavid Graff & Love LLP rendered legal services to United during 2009, and it is expected that the firm will continue to render certain services in the future. The fees paid to Bowles Rice McDavid Graff & Love LLP in 2009 were $792,000, which represented less than 5% of that firm’s revenues for the year 2009. The legal fees paid to Bowles Rice McDavid Graff & Love LLP were the ordinary and customary fees for such legal services. As partner of the law firm of Bowles Rice McDavid Graff & Love LLP, Mr. Graff’s interest in the fees paid by United in 2009 was approximately $20,000. This amount was calculated based on Mr. Graff’s percentage of net income of Bowles Rice McDavid Graff & Love LLP, and was computed without regard to the amount of profit or loss.

Executive Officers

Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

Name	Age	Present Position	Principal Occupation and Banking Experience During the Last Five Years
Richard M. Adams	63	Chairman of the Board & Chief Executive Officer since 1984 – United; Chairman of the Board & Chief Executive Officer – United Bank (WV), a subsidiary of United	Chairman of the Board & Chief Executive Officer - United; Chairman of the Board & Chief Executive Officer – United Bank (WV)
Richard M. Adams, Jr.	41	Executive Vice-President since 2000 - United; President – United Bank (WV), a subsidiary of United	Executive Vice-President - United; President – United Bank (WV); Executive Vice-President – United Bank (WV); Senior Vice-President – United Bank (WV); President – United Brokerage Services, Inc.
James J. Consagra, Jr.	49	Executive Vice-President since 1999 -United; President & Chief Executive Officer -United Bank (VA), a subsidiary of United	Executive Vice-President -United; President & Chief Executive Officer-United Bank (VA); Executive Vice-President & Chief Financial Officer - United Bank (VA)
James B. Hayhurst, Jr.	63	Executive Vice-President since 1986 -United; Executive Vice-President – United Bank (WV), a subsidiary of United	Executive Vice-President -United; Executive Vice-President – United Bank (WV)
Joe L. Wilson	62	Executive Vice-President since 1986 -United; Executive Vice-President – United Bank (WV), a subsidiary of United	Executive Vice-President -United; Executive Vice-President – United Bank (WV)
Steven E. Wilson	61	Executive Vice-President since 1986, Chief Financial Officer, & Treasurer since 1989 - United; Secretary since 1999 -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV), a subsidiary of United	Executive Vice-President, Chief Financial Officer, Treasurer & Secretary -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)

Family Relationships

Richard M. Adams and Richard M. Adams, Jr. are father and son.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Philosophy of Compensation Program

The Company’s philosophy is to ensure that the total compensation paid to all of its employees is fair, reasonable, competitive, and aligned with the best interests of our shareholders. United’s Compensation Committee (the “Committee”), comprised entirely of independent directors, administers United’s executive compensation program consistent with the Company’s compensation philosophy. Ensuring that United’s compensation program does not encourage excessive risk-taking continues to be a top priority of the Committee. All elements of compensation for the Company’s executive officers as well as all of its employees are determined by competitive practices from marketplace data. For example, base salaries fall within salary ranges formulated from competitive salary information for like positions in like financial institutions. This information is developed from salary surveys as well as other peer group information. This compensation data is verified from time to time by outside consultants.

The Company strives to link closely executive and nonexecutive compensation with the achievement of financial and non-financial performance goals. Compensation is based upon corporate performance, business unit performance, individual performance and an individual’s level of responsibility. In general, the higher the level of responsibility, the greater the emphasis on corporate performance. It is the Company’s practice to provide a mix of cash, equity-based compensation and other non-cash compensation that it believes balances the best interests of the Company’s employees and the Company’s shareholders.

United’s compensation practices specifically related to its executive officers are presented in more detail in the following discussion and analysis.

Role of Executive Officers and the Committee in Compensation Decisions

As provided in its charter, the Committee has the authority to determine all compensation components for the named executive officers and to approve equity awards to other officers of the Company. The Committee met in January 2009 to act on compensation issues for the named executive officers for 2009. Prior to the January 2009 Compensation Committee Meeting, the Chairman of the Company’s Compensation Committee and the Company’s Chief Executive Officer met to review the performance of the named executive officers and the CEO’s recommendations as to the compensation of each named executive officer. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, were presented to the Committee. The Committee annually reviews Mr. Adams’ performance and reaches a recommendation as to Mr. Adams’ compensation. In addition, the Committee also met in August 2009 and November 2009 to review information contained in the Executive Compensation Survey completed by Aon Consulting; review the Company’s Management Succession and Development Plan; discuss the annual evaluation process; review the mechanics of the Company’s Leadership Development Program; and analyze peer data as it related to executive compensation.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•	link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer;

•	encourage ownership of Company common stock by executive officers; and

•	discourage excessive risk-taking.

2009 Executive Compensation Components

For the fiscal year ended December 31, 2009, the principal components of compensation for named executive officers were:

•	salary;

•	annual incentive compensation;

•	long-term incentive equity based compensation; and

•	retirement and other benefits.

Role of Consultants, Peer Group, Surveys and Benchmarking

The Company uses salary surveys and peer group information when evaluating the compensation of our executive officers. Periodically, the Committee retains the services of nationally recognized compensation consulting firms to provide independent advice on compensation matters and to review the Company’s compensation program for all executive officers. During 2008, the Committee retained the services of Aon Consulting, Inc. (“Aon”) to complete a comprehensive evaluation of the Company’s executive compensation program. Aon took its direction from and provided its report to the Committee. In its report, Aon consulting concluded that overall for the top executive group relative to 50th percentile expected values from the peer group data base, salaries and total cash compensation were at the low end of the broad competitive range. In addition, relative to the 50th percentile of published survey data, the CEO’s base salary was within the competitive range, but below the 50 th percentile (median), while total cash compensation and total direct compensation were below the broad competitive range. The Committee did not use the 2008 Aon report for purposes of benchmarking, but rather as a general reference for the purpose of comparing the Company’s executive compensation program to that of other companies within the industry.

In determining executive compensation for 2009, the Committee used a peer group similar to the peer group used by Aon in its 2008 report. The peer group consisted of banking companies operating in the United States in the same lines of business as United and of similar size (the “Peer Group”). These companies represented diversified markets and fell within a market capitalization range of $1.0 billion to $2.0 billion when the peer group was developed. At December 31, 2009, United’s market capitalization was $867 million. Several peers fell below the $1 billion level in 2009. Based upon the Committee’s desire to maintain peer consistency, these peers remained. The Peer Group may change from year to year as a result of consolidation in the industry or size of a member of the Peer Group. The Peer Group consists of:

•	Citizens Republic Bancorp (Michigan)
•	First Midwest Bancorp (Illinois)
•	FirstMerit Corp (Ohio)
•	Fulton Financial (Pennsylvania)
•	Susquehanna Bancshares (Pennsylvania)
•	Trustmark Corp (Mississippi)
•	Umpqua Holdings (Oregon)
•	United Community Banks (Georgia)

The Committee considered compensation information for the Peer Group gathered from documents filed with the Securities and Exchange Commission and publicly available executive compensation surveys.

The Committee also reviewed a summary compensation table which provides an overview of total compensation for each named executive officer. The summary compensation table includes the value of each component of compensation including base salary, annual incentive bonus, stock option awards, change in pension benefit value, change in non-qualified deferred compensation earnings and other compensation. The Committee reviews the compensation table on an annual basis.

Salaries

The first element of the executive compensation program is salaries. Salaries of the named executive officers are reviewed on an annual basis. In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation toward incentive compensation. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee continued this emphasis in 2009. In setting the base salary for the Chief Executive Officer, and in reviewing and approving the salaries for the other named executive officers, the Committee first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting the salaries of the executive officers, the Committee considers salaries paid by the Peer Group to executive officers holding equivalent positions, information contained in the Aon Consulting Executive Compensation Report, corporate performance, business unit performance, individual performance and an individual’s level of responsibility.

Based on the competitive salary data described above, the Committee established a competitive midpoint for a salary range which is used as a guideline to determine the executive officer’s base salary for the following year. For 2009, the Committee decided not to increase the base salaries for the named executive officers as reflected in the Summary Compensation Table on page 21.

Annual Incentive Compensation

The second element of the executive compensation program is annual incentive compensation. The purpose of the Company’s annual incentive compensation is to motivate and reward executives for their contributions to the Company’s performance by making a large portion of their cash compensation variable and dependent upon the Company’s performance. The Committee annually adopts a plan for cash incentive awards. In determining the potential maximum annual incentive compensation to which an executive officer may be entitled, the Committee uses a percentage of the base salary as a guideline to determine maximum annual incentive compensation. These percentages are based mainly on recommendations from the AON Consulting study referred to above, cash incentive awards paid by the Peer Group to executive officers holding equivalent positions and published compensation survey data.

This percentage is reviewed and established by the Committee each year and are based on a composite rating of several factors, including the following corporate and individual goals:

•	earnings: earnings per share (EPS) growth to $1.90 and outperform return on average assets (ROA) compared to the Peer Group

•	stock: outperform total shareholder returns from 1990, 2000 and the current year compared to the NASDAQ Index, the Peer Group, and potential acquirors

•	dividend: increase the dividend over the previous year

•	franchise value: interest of potential acquirors in United

•	unit performance: subsidiary banks of United meeting profit, loan, and deposit targets; and

•	other: individual objectives including risk management.

The composite rating components used to achieve awarded percentages of the potential incentive payments were as follows:

	Richard M. Adams	James J. Consagra, Jr.	Steven E. Wilson	Richard M. Adams, Jr.	James B. Hayhurst, Jr.
COMPONENTS	Point Value (%)	Point Value (%)	Point Value (%)	Point Value (%)	Point Value (%)
Earnings	30%	15%	15%	15%	15%
Stock	30%	15%	15%	15%	15%
Dividend	10%	5%	5%	5%	5%
Franchise Value	10%	—	—	—	—
Unit Performance	—	45%	45%	45%	45%
Other	20%	20%	20%	20%	20%
Total Point Value	100%	100%	100%	100%	100%

The financial and individual performance measures for each of the named executive officers are weighted based upon the executive officer’s area of responsibility and his ability to influence or affect the results in the designated areas. Company and individual performance measures were communicated to each named executive officer. These performance objectives are aggressive and dependent on factors the Company has control over, as well as factors over which the Company has no control. In order to attain the maximum annual incentive amount, all Company and individual performance goals must be substantially met. Even with strong performance, the maximum level of incentive compensation is difficult to attain.

The maximum potential incentive awards to the named executive officers for 2009 are listed in the table below.

Name/Position	Incentive Potential as % of Base Salary _________________ $ Incentive Potential	Awarded % of Potential _________________ $ Awarded
Richard M. Adams Chief Executive Officer	$75% 487,500	0% $0.
James J. Consagra, Jr. Executive Vice President	$55% 145,750	0% $0.
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	$55% 141,540	0% $0.
Richard M. Adams, Jr. Executive Vice President	$55% 123,750	0% $0.
James B. Hayhurst, Jr. Executive Vice President	$55% 123,750	0% $0.

For 2009, the Company’s performance compared very favorably to the industry and other regional bank holding company peers and the 2009 executive officers’ performance ratings would have triggered cash incentive awards; however, the Committee decided not to award incentive payments to the named executive officers. For the Company’s Chief Executive Officer, the Committee’s decision was based primarily on the less than expected earnings per share performance of the Company which was targeted to be $1.90 and the substantial decline in share price in 2009. For the other named executive officers, the Committee’s decision was based primarily on the less than expected earnings per share performance of the Company which was targeted to be $1.90, and the individual’s unit performance of the subsidiary banks which did not meet the profit and loan targets.

Long-Term Incentive Compensation

The third element of the executive compensation program is long-term incentive compensation. The main component of the long-term incentive compensation program is the United Bankshares, Inc. 2006 Stock Option Plan (the “2006 Stock Option Plan”). In January 2006, the Committee retained Towers Watson to provide data and recommendations related to the design of the 2006 Stock Option Plan. The Committee recommended and the Company’s stockholders approved the 2006 Stock Option Plan at the Annual Meeting on May 15, 2006. The purpose of the 2006 Stock Option Plan is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. Under this plan, the Company may award options for up to 1,500,000 shares of the Company’s common stock over the 5-year term of the plan to qualified officers of the Company and its subsidiaries. Any options granted by the Company will have an exercise price equal to the fair market value of the Company’s stock based on the closing stock price of the Company’s common stock as of the date of grant. The Company’s practice is to grant option awards as of the date approved by the Committee at its January meeting. The Company has never granted an option priced on a date other than the grant date. These stock options will have value only if the market price of the common stock increases after the grant date. Options granted under the plan vest according to a schedule designated at the grant date.

Annual stock option grants for executive officers are a key element of market-competitive total compensation. The Committee approves annual stock option grants for the executive officers based on various factors including level of responsibility within the organization, contributions made to the success of the organization, compensation peer group data, a review of available published data on senior management compensation, and information contained in the AON executive compensation study.

The Committee did not grant stock options to the executive officers in 2009.

Perquisites and Other Personal Benefits

Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program. Management and the Committee periodically review the levels of perquisites or personal benefits provided to the named executive officers.

Retirement and Other Benefits

United has a defined benefit retirement plan covering substantially all employees hired prior to October 1, 2007. Employees who meet the minimum age requirement, work at least 1,000 hours per year, and were hired prior to October 1, 2007, are covered under the UBSI Defined Benefit Pension Plan (the “Plan”). The cost of the Plan is fully funded by the Company. Employees hired or rehired on or after October 1, 2007, are not eligible to participate in this Plan. The Plan benefit is based on years of service and average salary.

Maximum salary levels are set each year based on Internal Revenue Service regulations, and are generally less than the average salary of the named executive officers. These maximum levels limit the qualified pension benefit payout available to named executive officers’ percentage of current base pay.

To provide funding for the shortfall in qualified pension plan benefit, United provides Supplemental Executive Retirement Plan (“SERP”) agreements to the named executive officers. Accordingly, to the extent the named executive officer’s annual retirement income exceeds the limitations imposed by the Internal Revenue Service, the excess benefits may be paid from the Company’s SERP. In 2003, the Company retained Clark/Bardes to implement the Company’s Supplemental Retirement Program and to determine its reasonableness and competitiveness in the market place. SERP agreements are generally provided to executives in the banking industry, and the Company considers them a necessary element of a competitive compensation package.

Employment Agreements

None of the named executive officers other than the Company’s Chief Executive Officer, Mr. Adams, has an employment agreement with the Company. See the description of Mr. Adams’ Employment Agreement under the heading “Employment Contracts of Named Executive Officers” on page 23.

In deciding to enter into an Employment Agreement with Mr. Adams and in deciding to extend the term of Mr. Adams’ Employment Agreement, the Company considered the following factors: the Company’s consistent long-term success in attaining its performance goals under Mr. Adams’ leadership; Mr. Adams’ 40 years of service to the Company; and the growth of the Company from a single office $100 million bank to an $8.0 billion regional bank holding company during Mr. Adams’ 34-year tenure as Chief Executive Officer creating substantial long-term returns to the Company’s shareholders.

Termination and Change of Control

The Company has entered into change of control agreements with the named executive officers. The Change of Control Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control” on page 28.

Non-Qualified Deferred Compensation

The named executive officers, in addition to certain other executives, are entitled to participate in the Company’s Non-Qualified Retirement and Savings Plan. Under the Non-Qualified Retirement and Savings Plan, eligible employees can defer up to 100% of earnings in excess of the limits prescribed by the Internal Revenue Service. The Company does not match or supplement executive contributions to this plan. The Non-Qualified Retirement and Savings Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation” on page 26.

Other Compensation

The Company provides other benefits to executive officers as well as all full-time employees. These benefits include the opportunity to participate in a Qualified Savings and Stock Investment 401K plan, medical and dental insurance plans, company paid group life and long-term disability plans, and paid time off.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 26 under the heading “Non-Qualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (ASC topic 718).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s named executive officers as determined as of the end of 2009.

Name and Principal Position	Year	Salary		Option Awards (1)		Non-Equity Incentive Plan Compen- sation (2)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (3)		All Other Compen- sation (4)		Total
Richard M. Adams Chairman of the Board and Chief Executive Officer	2009 2008 2007	$ $ $	650,000 650,000 650,000	$ $ $	70,600 70,600 11,767	$ $	— 170,625 195,000	$ $ $	247,795 494,763 240,805	$ $ $	27,488 154,259 341,583	$ $ $	995,883 1,540,246 1,439,155
Steven E. Wilson Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2009 2008 2007	$ $ $	257,348 257,348 257,348	$ $ $	11,767 11,767 1,961	$	— 21,231 —	$ $ $	72,184 150,055 30,653	$ $ $	15,171 23,445 104,476	$ $ $	356,470 463,845 394,438
James B. Hayhurst, Jr. Executive Vice President	2009 2008 2007	$ $ $	225,000 222,450 217,350	$ $ $	23,533 23,533 3,922	$ $	— 24,750 47,820	$ $ $	66,427 171,243 39,149	$ $ $	15,529 26,587 49,748	$ $ $	330,489 468,562 357,989
James J. Consagra, Jr. Executive Vice President	2009 2008 2007	$ $ $	265,000 260,000 250,000	$ $ $	22,533 23,533 3,922	$ $	— 51,012 68,750	$ $ $	99,242 89,171 52,107	$ $ $	22,924 23,064 14,258	$ $ $	410,699 446,779 389,037
Richard M. Adams, Jr. Executive Vice President	2009 2008 2007	$ $ $	225,000 218,333 205,000	$ $ $	23,533 23,533 3,922	$ $	— 40,218 56,380	$ $ $	88,007 71,448 39,614	$ $ $	15,785 15,245 13,254	$ $ $	352,325 368,776 318,170

Footnotes:

(1)

Amounts reflect United’s expense for stock options recognized in 2009, 2008 and 2007 in accordance with ASC topic 718. The expense was calculated using a binomial lattice pricing model based on a weighted-average fair value of $7.06 per option granted in 2007. The weighted-average assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 5.89 years; risk-free interest rate of 4.09%; a volatility factor of 0.2954; and a dividend yield of 3.00%. No other expense for stock options was recognized in 2009, 2008 and 2007 from prior grants as all those options were vested prior to December 31, 2005 and no options were granted to the named executive officers in 2009 and 2008.

(2)

The amounts disclosed were awarded pursuant to United’s Non-Equity Incentive Plan which is based on financial and individual performance measures that are communicated to the named executive officers. The amounts earned under United’s Non-Equity Incentive Plan are disclosed in the year earned, although paid in the following year.

(3)

Change in value of executive officer’s Pension and SERP benefit during the year of 2009. For Mr. R. Adams, the increase in Pension value was $84,502 and the increase in SERP value was $163,293. For Mr. Wilson, the increase in Pension value was $72,184 while his SERP value decreased $71,450 and thus was not included. For Mr. Hayhurst, the increase in Pension value was $66,427 while his SERP value decreased $35,622 and thus was not included. For Mr. Consagra, the increase in Pension value was $27,112 and the increase in SERP value was $72,130. For Mr. R. Adams, Jr., the increase in Pension value was $24,113 and the increase in SERP value was $63,894.

(4)

Other Compensation includes perquisites (aggregate amounts for perquisites less than $10,000 are not disclosed), company contributions to the named executive officer’s 401(k) Plan, compensation due to the exercise of non-statutory stock options, and company paid life, health and disability insurance premiums. Perquisites are valued based on their incremental cost to the Company in accordance with SEC regulations. Aggregate perquisites of $10,130 were provided to Mr. Consagra in 2009 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include a country club membership and personal use of a company automobile. For 2009, no non-statutory options were exercised and thus no compensation was included for the named executive officers.

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2009: Mr. R. Adams – 65.27%; Mr. Wilson – 72.19%; Mr. Hayhurst – 68.08%; Mr. Consagra – 64.52%; and Mr. R. Adams, Jr. – 63.86%.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in the fiscal year 2009 to the named executives.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($) (1)	Maximum ($) (3)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Adams	1/26/2009	—	$170,625	$487,500	—	—	—	—	—	—	—
Steven E. Wilson	1/26/2009	—	$21,231	$141,540	—	—	—	—	—	—	—
James B. Hayhurst, Jr.	1/26/2009	—	$24,750	$123,750	—	—	—	—	—	—	—
James J. Consagra, Jr.	1/26/2009	—	$51,012	$145,750	—	—	—	—	—	—	—
Richard M. Adams, Jr.	1/26/2009	—	$40,218	$123,750	—	—	—	—	—	—	—

Footnotes:

(1)

Target amounts awarded under a Non-Equity Incentive Plan were for the year of 2008 and paid on February 15, 2009. Amounts are set forth in the Non-Equity Incentive Plan compensation column of the Summary Compensation Table.

(2)	No options were granted to the named executive officers in 2009.

(3)

Amounts represent maximum potential payout opportunities for each of the named executive officers. For 2009, the maximum potential non-equity incentive compensation as a percentage of base salary for the named executive officers were as follows: Mr. R. Adams - 75%; Mr. S. Wilson - 55%; Mr. Consagra - 55%; Mr. Hayhurst - 55%; and Mr. R. Adams, Jr. - 55%.

Employment Contracts of Named Executive Officers

Richard M. Adams, Chairman and Chief Executive Officer of United and United Bank (WV), entered into an employment contract with United effective April 11, 1986. The original term of Mr. R. Adams’ employment contract was five years commencing on March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract. This contract was amended on February 16, 1989 and on April 1, 1993 to provide for continued employment of Mr. Adams and on November 2001, to extend the initial term of the contract through March 31, 2007 with the provision for additional one (1) year term extensions by the Executive Committee with the approval of Mr. R. Adams. The employment contract was subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A. The term of this contract has been extended through March 31, 2015 and may be extended for additional one (1) year terms. Under the amended contract, Mr. R. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $650,000 for the year 2010 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated for any reason other than cause, Mr. R. Adams, or his family or estate, is entitled to a lump sum payment equal to his base salary for a sixty (60) month period. Under Mr. R. Adams’ contract, cause is defined as based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven. If the contract is terminated for cause, United must pay Mr. R. Adams’ base salary only for the period of his active full-time employment to the date of termination.

The contract between Mr. R. Adams and United also provides for an additional gross-up payment by United to Mr. R. Adams in the event that a payment or distribution pursuant to the contract would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Any calculated gross-up payment amount shall be equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount.

Bank Owned Life Insurance (BOLI)

United has purchased BOLI policies covering several key company officers including the named executive officers. The purchase of BOLI represents a tax-advantaged financing strategy that permits the company to meet its increasing benefit liability obligations in a more cost-effective manner. The intent is to create an independent source of funds to recoup some of the benefit expenses. The policies’ earnings, including death proceeds, will be used to offset and recover a portion of the costs to carry the policies. Interest earned on the cash value is not subject to tax unless the policies are surrendered or borrowed against before the insured’s death. United earned the following approximate amounts of income in 2009 related to the BOLI policies on the named executive officers: Mr. R. Adams, $308,000; Mr. S. Wilson, $74,000; Mr. Hayhurst, $65,000; Mr. Consagra, $43,000; and Mr. R. Adams, Jr., $28,000.

Employee Benefit Plans

Except for the Deferred Compensation Plan applicable to directors, no directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, including the named executive officers, life, and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.

Employees, including the named executive officers, of United hired prior to October 1, 2007, or its participating subsidiaries, who complete one year of eligible service and are 21 years of age are eligible to participate in United’s Pension Plan (the “Pension Plan”). The Pension Plan is noncontributory on the part of the employee. Pension benefits are based on years of service and the average of the employee’s highest five consecutive plan years of basic compensation paid during the ten plan years preceding the date of determination. United’s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Vesting is attained after five years of participation.

Pension Benefits

Pension Plan. The United Bankshares, Inc. Pension Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to all regular employees (with some exceptions) hired prior to October 1, 2007. Participation is automatic for those employees hired before October 1, 2007 and begins on January 1 or July 1 after an eligible employee completes one (1) year of service (12 consecutive months during which the employee completes at least 1,000 hours of service) and reaches the age of 21.

Normal benefits under the Pension Plan are based on these factors:

•	years of credited service

•	compensation of the employee, and

•	Social Security covered compensation.

An employee is 100% vested when the first of the following occurs:

•	the employee completes at least 5 years of service or

•	the employee reaches the normal retirement date or

•	the employee reaches early or disability retirement (regardless of whether the employee actually retires).

For purposes of calculating benefits under the Pension Plan, compensation is generally the pay an employee receives from United, including any pre-tax savings under a 401(k) plan maintained by United and salary reductions under an Internal Revenue Code Section 125 plan. Compensation does not include overtime, bonuses or director’s fees. Maximum compensation limits for benefit calculations are set by governmental rules. The limit is indexed and may change each year. For 2009, the limit was $245,000.

The employee’s average compensation is used to calculate his or her retirement benefit. Average compensation is the employee’s average pay over the consecutive five years out of the last ten years with the Company that produces the highest average.

Benefits are paid under the Pension Plan when an employee retires. Retirement under the Pension Plan can be normal retirement, early retirement, delayed retirement or disability retirement.

If an employee retires at the normal retirement age of 65, then the employee’s monthly normal retirement benefit is equal to the sum of 1.25% of average compensation and 0.5% of average compensation in excess of Social Security covered compensation, multiplied by years of service up to 25 years. If an employee terminates employment before his or her normal retirement date, the employee is entitled to his or her vested accrued benefit. The employee will receive the benefits upon early retirement or at his or her normal retirement date, whichever comes first.

An employee may elect early retirement after he or she reaches age 55 and has completed at least 5 years of service. The early retirement benefit is equal to the employee’s accrued benefit as of his or her early retirement date. If payment of the early retirement benefit begins before the employee’s normal retirement date, then the benefit is reduced.

Supplemental Executive Retirement Agreements. United has entered into Supplemental Retirement Agreements (“SERPs”) with each of its named executive officers to encourage such officers to remain employees of United. The SERPs are designed to provide a certain level of post-retirement income to the individuals who have a significant impact on the long-term growth and profitability of United. A more detailed description of the SERPs begins on page 28 of this Proxy Statement.

The following table shows the present value of the accumulated benefit under the Pension Plan and the SERPs as well as the years of credited service for each of the named executive officers. The values in the table reflect the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of December 31, 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard M. Adams	Pension Plan	41	$832,220	—
	SERP	41	$3,445,390	—
Steven E. Wilson	Pension Plan	38	$721,176	—
	SERP	38	$469,804	—
James B. Hayhurst, Jr.	Pension Plan	38	$801,603	—
	SERP	38	$285,754	—
James J. Consagra, Jr.	Pension Plan	12	$152,263	—
	SERP	12	$233,793	—
Richard M. Adams, Jr.	Pension Plan	15	$110,397	—
	SERP	15	$207,097	—

The present value of the accumulated benefit for both the SERP and the Pension Plan benefits was calculated using the following weighted-average assumptions: discount rate of 6.25%; compensation increase rate of 3.75% prior to age 45 and 2.75% otherwise; and an investment return of 8.00%. Benefits under both the Pension Plan and the SERP are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans. For Mr. R. Adams, Mr. Hayhurst, and Mr. S. Wilson, the annual benefit under their SERP is further reduced by annual benefits payable at retirement under the Pension Plan and benefits under United’s Savings and Stock Investment Plan.

Benefit figures shown are computed on the assumption that participants will retire at the earliest time available under the plan without any benefit reduction due to age. For the Pension Plan, the earliest retirement age is 55. For the SERPs, the earliest retirement ages without benefit reduction due to age for the named executive officers are as follows: Mr. R. Adams – 65; Messrs. Hayhurst and S. Wilson– 65; Messrs. Consagra and R. Adams, Jr. – 60.

The Pension Plan and the SERP are designed to work together to provide each named executive officer with a certain level of benefits. Social Security benefits are deducted from the annual benefits payable under the Pension Plan and the annual benefits under the SERP for Messrs. R. Adams, Hayhurst, and S. Wilson are reduced by the annual benefits payable at retirement under Social Security, the Pension Plan and the benefits under United’s Savings and Stock Investment Plan.

As a general rule, United does not grant extra years of service under the Pension Plan and the SERP. Exceptions may occur, however, in the case of mergers and acquisitions.

Other Employee Plans

Each employee of United, including named executive officers, who completes ninety (90) days of qualified service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. United will match 100% of the first 3% of salary deferred and 25% of the next 1% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Personnel and Shareholder Relations Department of United Bank (WV), and involve stock purchased at market price for this purpose.

Non-Qualified Deferred Compensation

United provides a Non-Qualified Retirement and Savings Plan (the “Non-Qualified Plan”), which was amended and restated in November of 2008 to comply with Internal Revenue Code Section 409A, to provide a supplemental savings program for certain employees of the Company who are unable to make meaningful contributions to the United Savings and Stock Investment Plan. This plan is intended to benefit a select group of management or highly compensated employees of the Company. Each participant may elect to defer any percentage of his or her salary and bonus as a supplemental savings contribution. Participants may elect the manner in which their deferral contributions are deemed to be invested provided that no investments are made in assets located outside of the United States.

Participants are not entitled to the Non-Qualified Plan benefits prior to their date of employment termination. The benefits under the Non-Qualified Plan upon a participant’s retirement, disability or termination of employment are paid either as a single lump sum or substantially equal installments over a period of not less than three nor more than ten years as elected by the participant. Upon death of a participant, his or her named beneficiary(ies) will receive such participant’s benefits payable under the Non-Qualified Plan.

Each investment is subject to market risk. The degree of market risk varies by investment.

The following table shows the contributions, earnings and year-end balances for 2009 with respect to non-qualified deferred compensation plans for the named executive officers:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard M. Adams	—	—	—	—	—
Steven E. Wilson	—	—	$4,664	—	$25,792
James B. Hayhurst, Jr.	$1,740	—	$35,888	—	$130,870
James J. Consagra, Jr.	—	—	$(1,392)	—	$19,034
Richard M. Adams, Jr.	—	—	$104,026	—	$955,594

Footnotes:

(1)	None of the earnings shown above or in the previous year represent above-market or preferential earnings and, thus, are not included in the Summary Compensation Table.

The amount of earnings for the named executive officers in the year of 2009 by investment option is as follows:

Fund Name	Aggregate Earnings in Last FY	Total Return in Last FY
American Funds Growth Fund of America	—	34.91%
American Funds Washington Mutual	—	19.02%
Artisan Mid Cap Value Investor	—	39.25%
Baron Growth	—	34.24%
Federated Kaufmann A	$7,761	29.68%
Federated Mid-Cap Index	1,626	36.93%
Federated US Government 2-5 Bond	26	0.06%
Fidelity Advisor Growth Opportunities	21,651	46.88%
Fidelity Advisor Technology	18,293	92.49%
Fidelity Capital & Income	13,639	72.14%
Fidelity Diversified International	15,806	31.78%
Fidelity Low-Priced Stock	2,653	39.08%
Fidelity Mid-Cap Stock	—	50.39%
Fidelity Money Market	6,181	0.62%
Fidelity Spartan 500 Index	46,806	26.50%
Harbor International	2,923	38.57%
Janus Twenty Fund	5,377	43.27%
MFS Utilities A	—	32.87%
Munder Growth Opportunities A	—	78.59%
Old Mutual Focused Fund	(537)	32.68%
PIMCO Total Return	3,548	13.55%
T. Rowe Price Media & Telecom	—	68.52%
T. Rowe Price Retirement 2010	—	27.36%

Fund Name	Aggregate Earnings in Last FY	Total Return in Last FY
T. Rowe Price Retirement 2020	—	33.45%
T. Rowe Price Retirement 2030	—	37.46%
T. Rowe Price Retirement 2040	—	38.48%
United Bankshares, Inc. Common Stock	(2,567)	(36.10%)
Total	$143,186

Potential Payments upon Termination or Change in Control

Supplemental Executive Retirement Agreements. On July 27, 1990, United entered into a Supplemental Retirement Agreement (“SERP”) with Mr. Richard M. Adams. The agreement was amended on November 1, 2001 and was further amended in November of 2008 to comply with Internal Revenue Code Section 409A. This amended agreement provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. The annual benefit will be equal to seventy percent (70%) of the average of Mr. R. Adams’ three highest base salaries, reduced by benefits actuarially calculated at the time the supplemental retirement benefit becomes payable under (i) the United Pension Plan; (ii) Social Security; and (iii) the United Savings and Stock Investment Plan. The amended agreement also provides for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. R. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability. The SERP was subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A.

On October 1, 2003, United entered into Supplemental Retirement Agreements with the named executive officers, Richard M. Adams, Jr., James J. Consagra, Jr., James B. Hayhurst, and Steven E. Wilson to encourage them to remain an employee of United. These Supplemental Retirement Agreements were amended in November of 2007 to add a death benefit payable to the participant’s beneficiary and in November of 2008 in order to comply with Internal Revenue Code Section 409A.

The SERP for Messrs. James B. Hayhurst, Jr. and Steven E. Wilson ensures that each of these participating executive officers, when retiring at age 65 or later, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer’s total base salary projected to be in effect at age 65. This annual benefit is reduced by (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) annual benefits payable, on a single life annuity basis, attributable to the employer’s contributions on the executive officer’s 401(k) plan. The annual benefit will be paid monthly for a period of fifteen (15) years. The executive may retire early at the age specified in the SERP and receive a benefit equal to 60% of the executive’s final pay based on the same provisions set forth above.

The SERP for Mr. James J. Consagra, Jr. and Mr. Richard M. Adams, Jr. ensures that each will receive, at the age set forth in the SERP, an annual benefit equal to $100,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Consagra or Mr. R. Adams, Jr. retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 60 or starts at age 60 for a separation from service before the age of 60.

Change of Control Agreements. In March of 1994, United entered into agreements with named executive officers Steven E. Wilson and James B. Hayhurst, Jr. to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In August of 2000, United entered into similar change of control agreements with named executive officers Richard M. Adams, Jr. and James J. Consagra, Jr. The Change in Control Agreements were subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into United’s market areas. The agreements were not undertaken in the belief that a change of control of United was imminent.

Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination within two years following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment within two years of a change in control because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

Under the agreements, a change of control is defined in Section 409A and the regulations issued thereunder and includes:

•         a change in the ownership of United which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of United that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of United,

•         a change in the effective control of United, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of United possessing 30% or more of the total voting power of United, and also to occur on (2) the date a majority of members of United’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of United’s board of directors before the date of the appointment or election, and

•         a change in the ownership of a substantial portion of United’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from United that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of United immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of United, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of a pro-rata amount of the cash incentive award, if any, awarded to executive under United’s Incentive Plan; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the period of time during which the officer would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if the officer elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty-six (36) months following the date of termination.

The agreements do not affect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary if such termination or change takes place within two years after the change of control.

The following table shows the potential incremental value transfer to each named executive under various employment scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2009 (the last business day of 2009). The amounts under the row labeled “If Change in Control (CIC) Termination Occurs during FY 2009” assume that a change in control occurred on December 31, 2009. We are required by the Securities and Exchange Commission to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed in the footnotes below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2009, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Incremental Value Transfer	Richard M. Adams (2)	Steven E. Wilson (3)	James B. Hayhurst, Jr. (4)	James J. Consagra, Jr. (5)	Richard M. Adams, Jr. (6)
If Retirement or Voluntary Termination Occurs during FY2009	—	—	—	—	—
If Termination for Cause Occurs during FY2009	—	—	—	—	—
If Termination Without Cause Occurs during FY2009	$4,388,495	—	—	—	—
If Change in Control (CIC) Termination Occurs during FY2009 (1)	$4,388,495	$934,006	$820,986	$963,634	$824,166
If Disability Occurs during FY2009	$4,988,495	$360,000	$120,000	$1,800,000	$2,760,000
If Death Occurs during FY2009	$5,388,495	$644,000	$563,000	$662,500	$563,000

Footnotes:

(1)

The benefits listed in the row entitled “If Change in Control (CIC) Termination Occurs during FY 2009” are payable upon the happening of any of the following events within two years after a change in control: (i) involuntary termination unless the officer is terminated for cause; or (ii) voluntarily termination of the officer’s employment because of (A) a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent, (B) a material reduction in the importance of the officer’s job responsibilities without the officer’s consent, (C) geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control, or (D) failure by United to obtain assumption of the contract by its successor.

(2)

Mr. R. Adams’ severance benefit under an involuntary not for cause termination, voluntary termination within six months after a CIC, death or disability is equal to 5 times his base salary. If the termination for cause is based solely upon (i) excessive absenteeism without approval by United, not caused by disability, (ii) gross or willful neglect of duty resulting in some substantial loss to United after Mr. R. Adams has been given written direction and reasonable time to perform such duties, or (iii) any acts or omissions on the part of Mr. R. Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, or any combination of the above, United must pay Mr. R. Adams’ base salary only up until termination. Otherwise, if Mr. R. Adams is terminated for any other cause, his severance benefit is equal to 5 times his base salary. Mr. R. Adams is entitled to a 280G Gross-Up Payment for amounts paid by the Company subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the amount is estimated based on current information) under an involuntary not for cause termination, voluntary termination within six months after a CIC, death or disability. Upon a CIC, Mr. R. Adams’ unvested options would immediately vest. However, assuming the CIC occurred on December 31, 2009, Mr. R. Adams’ stock options would have no value because the price per share of the Company’s stock on the date of CIC ($19.97 per share) was below the option exercise price ($27.77). If Mr. R. Adams becomes completely disabled, he is eligible for disability benefits of $25,000 per month up until age 65. Mr. R. Adams is fully vested in the benefits under his SERP Agreement for CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. Upon Mr. R. Adams’ death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(3)

Mr. Wilson’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Wilson is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year, and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Upon a CIC, Mr. Wilson’s unvested options would immediately vest. However, assuming the CIC occurred on December 31, 2009, Mr. Wilson’s stock options would have no value because the price per share of the Company’s stock on the date of CIC ($19.97 per share) was below the option exercise price ($27.77). If Mr. Wilson becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Wilson’s death, his named beneficiary(ies) will receive a benefit of $644,000 from a company-paid life insurance policy.

(4)

Mr. Hayhurst’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Hayhurst is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC. Upon a CIC, Mr. Hayhurst’s unvested options would immediately vest. However, assuming the CIC occurred on December 31, 2009, Mr. Hayhurst’s stock options would have no value because the price per share of the Company’s stock on the date of CIC ($19.97 per share) was below the option exercise price ($27.77). If Mr. Hayhurst becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Hayhurst’s death, his named beneficiary(ies) will receive a benefit of $563,000 from a company-paid life insurance policy.

(5)

Mr. Consagra’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Consagra is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Upon a CIC, Mr. Consagra’s unvested options would immediately vest. However, assuming the CIC occurred on December 31, 2009, Mr. Consagra’s stock options would have no value because the price per share of the Company’s stock on the date of CIC ($19.97 per share) was below the option exercise price ($27.77). If Mr. Consagra becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Consagra’s death, his named beneficiary(ies) will receive a benefit of $662,500 from a company-paid life insurance policy.

(6)

Mr. R. Adams, Jr.’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. R. Adams, Jr. is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC Upon a CIC, Mr. R. Adams, Jr.’s unvested options would immediately vest. However, assuming the CIC occurred on December 31, 2009, Mr. R. Adams Jr.’s stock options would have no value because the price per share of the Company’s stock on the date of CIC ($19.97 per share) was below the option exercise price ($27.77). If Mr. R. Adams, Jr. becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. R. Adams, Jr.’s death, his named beneficiary(ies) will receive a benefit of $563,000 from a company-paid life insurance policy.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information regarding the number and term of stock option awards for each of the named executives as of December 31, 2009.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
				(#)	($)		(#)	($)	(#)	($)
Richard M. Adams	11/02/00	24,000	—	—	$19.1875	11/02/10	—	—	—	—
	11/01/01	30,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	30,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	30,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	30,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	30,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	—	30,000	—	$27.7700	11/01/17	—	—	—	—
Steven E. Wilson	11/02/00	12,000	—	—	$19.1875	11/02/10	—	—	—	—
	11/01/01	14,400	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	15,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	15,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	15,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	15,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	—	5,000	—	$27.7700	11/01/17	—	—	—	—
James B. Hayhurst, Jr.	11/02/00	7,500	—	—	$19.1875	11/02/10	—	—	—	—
	11/01/01	9,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	10,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	—	10,000	—	$27.7700	11/01/17	—	—	—	—
James J. Consagra, Jr.	11/02/00	7,500	—	—	$19.1875	11/02/10	—	—	—	—
	11/01/01	9,000	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	10,000	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	—	10,000	—	$27.7700	11/01/17	—	—	—	—
Richard M. Adams, Jr.	11/02/00	355	—	—	$19.1875	11/02/10	—	—	—	—
	11/01/01	1,919	—	—	$27.1200	11/01/11	—	—	—	—
	11/08/02	7,428	—	—	$29.3700	11/08/12	—	—	—	—
	11/06/03	10,000	—	—	$30.2000	11/06/13	—	—	—	—
	11/04/04	10,000	—	—	$36.7100	11/04/14	—	—	—	—
	11/03/05	10,000	—	—	$37.1900	11/03/15	—	—	—	—
	11/01/07	—	10,000	—	$27.7700	11/01/17	—	—	—	—

Footnotes:

(1)	All options except for the options granted in 2007 were vested as of December 31, 2009.

(2)	All unexercisable options, consisting solely of those options granted in 2007, vest on November 1, 2010.

Stock Option Exercises and Stock Vested During 2009

No stock options were exercised by the named executive officers nor did any stock awards vest for the named executive officers during 2009.

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on United’s Board of Directors in 2009 except for Mr. Richard M. Adams whose compensation as a named executive officer of the Company is presented in the Summary Compensation Table on page 21. Mr. R. Adams is not compensated for his board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert G. Astorg	$31,200	—	—	—	—	—	$31,200
W. Gaston Caperton, III	$24,000	—	—	—	—	—	$24,000
Lawrence K. Doll (2)	$19,200	—	$7,060	—	$30,037	$22,101	$78,398
Theodore J. Georgelas	$17,700	—	—	—	—	—	$17,700
F. T. Graff, Jr.	$19,200	—	—	—	—	—	$19,200
John M. McMahon	$29,025	—	—	—	—	—	$29,025
J. Paul McNamara (3)	$18,900	—	—	—	$3,758	—	$22,658
G. Ogden Nutting	$26,400	—	—	—	—	—	$26,400
William C. Pitt, III	$21,600	—	—	—	—	—	$21,600
Donald L. Unger (4)	—	—	$5,883	—	$38,690	$28,164	$72,737
Mary K. Weddle	$24,725	—	—	—	—	—	$24,725
Gary G. White	$16,800	—	—	—	—	—	$16,800
P. Clinton Winter, Jr.	$38,400	—	—	—	—	—	$38,400

Footnotes:

(1)

Amounts reflect United’s expense for stock options expected to be recognized in 2009 in accordance with ASC topic 718. The expense was calculated using a binomial lattice option pricing model based on a weighted average fair value of $7.06 per option granted in 2007. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 5.89 years; risk-free interest rate of 4.09%; a volatility factor of 0.2954; and a dividend yield of 3.00%. No other expense for stock options was recognized in 2009 from prior grants as all those options were vested prior to December 31, 2005. No options were granted in 2009, 2008 and 2006. The grant date fair value under ASC topic 718 for the 2007 stock options awarded was $38,830 and was based on the closing price of $27.77 for a share of United’s common stock on November 1, 2007.

(2)

In 2009, Mr. Doll received a salary of $100,000 as Chairman of the UB(VA) Board of Directors which is not included in the table above. Included in Mr. Doll’s “Other Compensation” are amounts reimbursed for medical insurance premiums in the amount of $6,000 and perquisites in the amount of $16,101 which Mr. Doll receives in his capacity as Chairman of the UB(VA) Board of Directors. The perquisites consist of $14,400 for an automobile allowance and dinner club dues of $1,701.

(3)	Mr. McNamara received $258,555 in 2009 under a SERP Agreement United assumed in the acquisition of Sequoia Bancshares, Inc. which is not included in the table above.

(4)

Until July 10, 2009, Mr. Unger received a salary of $125,287 as an employee of United Bank (VA) which is not included in the table above. For the rest of 2009, Mr. Unger received $27,308 for services performed under a contract as an independent contractor which is included in Mr. Unger’s “Other Compensation”. Also included in Mr. Unger’s “Other Compensation” is company paid life insurance and disability coverage premiums he received as an employee of United Bank (VA) until July 10, 2009.

Except for Mr. R. Adams and Mr. Unger, directors of the Company receive a fee of $1,200 for each United Board Meeting attended and a retainer of $800 per month regardless of meeting attendance. Mr. R. Adams and Mr. Unger receive no compensation for their board service. In addition, as members of United Bank’s (VA) Board of Directors (“Bank Board”), Mr. Georgelas, Mr. McMahon, Mr. McNamara and Ms. Weddle, each receive a fee of $525 for each Bank Board meeting attended.

Each director who serves on the Executive, Audit, Compensation, and Governance and Nominating Committees receives a fee of $1,200 for each United Board Committee Meeting attended except for Mr. R. Adams, Mr. Unger and Mr. Astorg. Mr. R. Adams and Mr. Unger receive no compensation for serving on any committee. Mr. Astorg, as Chairman of the Audit Committee, receives a retainer payment of $1,200 per month without regard to committee meeting attendance. Mr. Winter, as Chairman of the Compensation Committee, receives a retainer payment of $1,200 per quarter without regard to committee meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended. As Chairman of the Governance and Nominating Committee, Mr. McMahon receives a retainer payment of $1,200 per quarter without regard to committee meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended. Mr. Winter, as Lead Director of the independent directors of the Board, receives a retainer payment of $1,200 per quarter without regard to meeting attendance in addition to the fee of $1,200 for each United Board Committee Meeting attended.

On November 24, 2008, the Board of Directors approved a Deferred Compensation Plan (the “Plan”) for the Directors of United as well as for the directors of its two banking subsidiaries, United Bank (WV) and United Bank (VA). This Plan was drafted to be compliant with Internal Revenue Code Section 409A. Under the Plan, any director may defer all or any portion of his or her fees for board service. A participant’s deferral account will be held in trust by United until distribution. Amounts deferred under the Plan will be payable twelve months after separation from service in either a single lump sum payment or equal monthly, quarterly or annual installment payments over a period of not more than five years.

Donald L. Unger entered into an Amended and Restated Employment Agreement (“Employment Agreement) with United, effective as of November 24, 2008, to memorialize certain oral arrangements between Marathon Financial Corporation and Mr. Unger in order to comply with Internal Revenue Code (“Code”) Section 409A and in order to make certain definitional, timing of payment and other changes also needed to comply with Code Section 409A. Marathon Financial Corporation was acquired by Premier Community Bankshares, Inc. (“Premier”) and United acquired Premier in 2007. The term of the Employment Agreement extended to July 13, 2009. Mr. Unger resigned on July 10, 2009. Under the terms of the Employment Agreement, Mr. Unger was paid a salary of $108,000 per year until the date of his resignation. After an applicable six month delay from his resignation, Mr. Unger was entitled to receive a change of control payment of $603,000 which was paid in February of 2010.

Mr. Unger’s Employment Agreement also contained a non-competition provision that restricts Mr. Unger from engaging in competition with United within a 50 mile radius of any United office for a period of two years following the termination of the Employment Agreement.

On January 1, 2004, The Marathon Bank, acquired by United Bank (VA), entered into a non-qualified unfunded supplemental retirement agreement with Mr. Unger. This agreement was amended and restated in November of 2008 by United Bank (VA) and United in order to comply with the requirements of Code Section 409A. This amended agreement provides for 180 monthly supplemental retirement benefit payments upon his separation from service on or after reaching age 65 equal to 25% of Mr. Unger’s base salary (before any adjustments for deferrals to 401(k) plan or deferred compensation plan) plus any bonuses paid to Mr. Unger in the last complete calendar year of his employment divided by 12. Such separation from service occurred on July 10, 2009 and after an applicable six month delay, the payments began in February of 2010. United’s obligation to make the benefit payments to Mr. Unger under this agreement is unfunded.

On September 22, 1998, The Marathon Bank entered into a Deferred Compensation Agreement with Mr. Unger that was amended and restated by United in November of 2008 in order to comply with the requirements of Code Section 409A. Under the original agreement, Mr. Unger was able to defer a portion of his salary. The deferred salary is held in trust, which trust agreement was also amended in order to comply with the requirements of Code Section 409A, and which trust is subject to claims of creditors of United, in accounts reflecting Mr. Unger’s investment elections. The agreement was amended and restated to discontinue all compensation reduction and deferrals for all calendar years after 2008. As Mr. Unger ended employment with United Bank (VA) on July 10, 2009, salary that was previously deferred, plus net earnings, and net of losses, as the case may be, under the original agreement became payable beginning, after an applicable six month delay, in February of 2010, either as a lump sum payment or equal installment payments (if Mr. Unger previously elected that the compensation be paid in installments).

On June 1, 2004, The Marathon Bank entered into a Life Insurance Endorsement Method Split Dollar Plan Management Agreement with Mr. Unger. From and after a change in control, Mr. Unger is 100% vested in the death benefit under the agreement, even after termination of employment. The death benefit is equal to three times Mr. Unger’s final compensation (defined as Mr. Unger’s compensation for the last complete calendar years of employment which is includable in gross income for Federal income tax purposes plus any deferrals made to a section 401(k) or 125 plan by the United Bank (VA) or Mr. Unger on his behalf).

Mr. Unger entered into an Independent Contractor Agreement with United Bank (VA) on July 20, 2009. The Independent Contractor Agreement has an initial six month term which extends for additional one year periods unless terminated by either party at any time on thirty days notice. Compensation under the Independent Contractor Agreement is $60,000 per year.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that United specifically incorporates it by reference into such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

W. Gaston Caperton, III	John M. McMahon
G. Ogden Nutting	P. Clinton Winter, Jr., Chairman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: W. Gaston Caperton, III, John M. McMahon, G. Ogden Nutting and P. Clinton Winter, Jr. No member of the Compensation Committee was a member or officer of the Company or any of its subsidiaries during 2009 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation Committee or as a director of any other entity whose executive officers have served on the Compensation Committee of the Company or has served as a director of the Company. In addition, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2010. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.

Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Ernst &Young as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will terminate Ernst & Young as the Company’s independent registered public accounting firm and direct the appointment of a different firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee and the Board of Directors recommends a vote “FOR” the ratification of Ernst & Young as the independent registered accounting firm for United.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The United Bankshares, Inc. Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2009 audited financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended by Statement on Auditing Standards, No. 90, Communications with Audit Committees and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with them their independence from the Company and its management. The Audit Committee determined that the nonaudit services provided to the Company by the independent registered public accounting firm are compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

No member of the Audit Committee is a former or current officer or employee of United.

Audit Committee

Robert G. Astorg, Chairman	William C. Pitt, III
Mary K. Weddle	P. Clinton Winter, Jr.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2009 and 2008, all services related to the audit, audit-related and tax fees described below provided by Ernst & Young LLP were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees Information

Audit Fees. Fees for audit services were $666,800 in 2009 and $658,000 in 2008, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits as well as the audit of management’s assertion on the effectiveness of internal control over financial reporting.

Audit-Related Fees. Fees for audit-related services were $129,200 in 2009 and $129,100 in 2008. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, and other attest services not classified as audit.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $96,350 in 2009 and $173,850 in 2008.

All Other Fees. Fees for training audit and risk management personnel of United were $2,900 in 2009. No nonaudit-related fees were incurred in 2008.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

Nomination of Directors

Shareholder nominations for Directors may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

United Bankshares, Inc. common stock is listed on the NASDAQ Global Select Market. The quotation symbol is “UBSI”.

Shareholder Proposals for 2011 Annual Meeting

Presently, the next annual meeting of United shareholders is scheduled for May 16, 2011. Under the SEC rules, any shareholder proposals to be presented at the 2011 Annual Meeting must be received at the principal office of United no later than November 25, 2010 for inclusion in the proxy statement and form of proxy relating to the 2011 Annual Meeting. If the scheduled date for the 2011 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In order to be considered for possible action by shareholders at the 2011 Annual Meeting, shareholder proposals not included in the Company’s proxy statement must be submitted to the principal office of United by February 8, 2011, which is 45 calendar days before the one year anniversary of the date United released the previous year’s annual proxy statement to shareholders. If notice is not provided by February 8, 2011, the proposal will be considered untimely and, if presented at the 2011 Annual Meeting, the persons named in the Company’s proxy for the 2011 Annual Meeting will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as United’s Bylaws.

Shareholder Account Maintenance

BNY Mellon Shareowner Services acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.

Shareholder Communications

Shareholders of United may communicate with the Board of Directors, including non-management directors, by sending a letter to UBSI Board of Directors, c/o Steven Wilson, Corporate Secretary, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.

If the personnel responsible for receiving and processing the communications determine that the substance of the communication is not of a type that is appropriate for delivery to the Board of Directors, the personnel shall take the following action:

•

if the communication is in respect of an individual grievance or other interest that is personal to the party submitting the communication, the personnel shall determine if there exists a standing body or department of the Company which is authorized to deal with communications of this type and, if so, shall forward the communication to that body or department, and shall inform the person submitting the communication of this action; otherwise, the personnel shall take no further action with respect to such communication;

•

if the communication appears to advocate United’s engaging in illegal activity, the personnel shall refer the communication to counsel, which may be counsel in United’s legal department, and if counsel confirms this assessment, the personnel shall take no further action with respect to such communication;

•

if the communication appears to contain offensive, scurrilous or abusive content, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication; and

•

if the communication appears to have no rational relevance to the business or operations of United, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication.

If a communication is not presented to the directors because the personnel responsible for receiving and processing the communications deems that it is not appropriate for delivery to the directors under these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2009. Requests for copies of such report should be directed to Shareholder Relations Department, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

March 25, 2010

EXHIBIT A

UNITED BANKSHARES, INC.

RESTATED BYLAWS

Effective January 25, 2010

ARTICLE I

Offices

Section 1.    The principal office of the corporation shall be located at 500 Virginia Street East, Charleston, West Virginia, provided that the Board of Directors shall have power to change the location of the principal office at is discretion.

Section 2.    The corporation may also have offices and keep its books at such other place or places within the State of West Virginia as the Board of Directors may from time to time appoint, or as the business of the corporation may require.

ARTICLE II

Shareholders and Shares of Stock

Section 1.    Annual Meeting. The annual meeting of the shareholders shall be held on the third Monday in May of each calendar year or on such other date as may be designated in the notice and call of such meeting, at the principal office of the corporation, or at such other place either within or without the State of West Virginia as the Board of Directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting. At such meeting, the Board of Directors shall be elected and such other business shall be transacted as is usual at the annual meeting of a corporation. Such meeting may adjourn to a later date, and no notice of such adjourned meeting shall be necessary.

Section 2.    Special Meeting. Special meetings of the shareholders may be held at such places within the State of West Virginia as may be designated in the notice and call of such meeting, or if no place be specified, then at the principal office of the corporation; provided, however, that when requested by the Board of Directors any special meeting of the shareholders may be held either within or without the State of West Virginia at such place as may be designated in the notice and call of such meeting. The Board of Directors, the Chairman, the President, the Secretary, or any number of shareholders owning in the aggregate at least one-tenth (1/10th) of the number of shares outstanding shall have the right to request special meetings of the shareholders, in which event a call for the meeting shall be made by the Secretary. Any request for a special meeting of the shareholders shall include a reasonable time period within which such meeting shall be held. The notice of special meetings shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at such meeting. Special meetings may adjourn to a later date, and no notice of such adjourned meeting shall be necessary.

Section 3.    Notice of Meeting. Notice of annual and special meetings shall be given by mailing to each shareholder a written notice thereof specifying the time and place of such meeting, and, in the case of special meetings, the business to be transacted, as hereinbefore set forth, such notice to be mailed to the last addresses of the shareholders as they respectively appear upon the books of the corporation, and in the case of annual meetings not less than ten (10) days, and in the case of special meetings not less than five (5) days, before the date of such meeting and the mailing of such notice shall be sufficient and no publication or further notice shall be necessary. Such notice may be signed by the Chairman or the Secretary.

Section 4.    Nomination of Directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice on the meeting of shareholders was mailed; however, in the event the notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Section 5.    Quorum. A quorum of the shareholders shall consist of at least a majority of all of the shares of stock entitled to vote. Any number less than a quorum present may adjourn any shareholders’ meeting until a quorum is present, and no notice as to such adjourned meeting shall be necessary.

Section 6.    Voting Rights. In all elections of directors of the corporation, each shareholder shall have the right to cast one vote for each share of stock owned by him and entitled to vote, and he may cast the same in person or by proxy for as many persons as there are directors to be elected, or he may cumulate such votes and give one (1) candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the directors shall not be elected in any other manner; and on any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one (1) vote for each share of stock owned by him and entitled to a vote, and he may exercise this right in person or by proxy; provided, however, no voting stock and proxies will be strictly limited to the powers granted therein.

Section 7.    Organization of Shareholders’ Meeting. The Chairman of the Board of Directors shall call the meetings of the shareholders to order and the Secretary of the corporation shall act as Secretary of such meetings. In the absence of such officer, or any one of them, the shareholders present (in person or by proxy) shall designate the chairman and/or secretary, as the case may be.

Section 8.    Order of Business. No formal order of business need be followed in any meeting, regular or special, of the shareholders.

Section 9.    Certificates for Shares of Stock. Every holder of shares of stock in this corporation, when the same shall be fully paid for, shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman and the President of this corporation, or such other officers as the Board may designate, certifying the number of shares owned by him in this corporation.

Section 10.    Lost or Destroyed Stock Certificates. A certificate of stock may be issued in lieu of the certificate lost or destroyed upon compliance with the following terms and conditions by the person who appears by the books of the corporation to be the owner of the lost or destroyed certificate. The record owner shall file with the officers of the corporation an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief and either (a) execute and deliver to the corporation a bond with good surety, in a penalty of at least the value of the shares of stock represented by the lost or destroyed certificate, conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificate against any loss in consequence of the new certificate being issued; or (b) with the discretion of management, execute and deliver to the corporation an indemnification of the corporation and all persons whose rights may be affected by issuance of the new certificate.

Section 11.    Ownership of Capital Stock. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof so far as the corporation is concerned. The personal representatives of a deceased stockholder shall be entitled to vote the shares of stock of his decedent without having any such shares transferred to him. No voting right shall be given to any stock while owned by the corporation nor shall any stock so held be entitled to any dividend.

Section 12.    Stock Transfer Books. Stock transfer books shall be kept by the Secretary of the corporation, in which the shares shall be transferred under such regulations as may be prescribed by the Board of Directors.

Section 13.    Restrictions of Transfer, Pledge or Sale of Stock. The rights to subscribe for, and to transfer, pledge or sell, shares of stock of this corporation may be made subject to such conditions and restrictions as are provided for in any written agreement among and between the stockholders and this corporation that may be authorized and approved by the Board of Directors.

Section 14.    Closing of Stock Books. The Board of Directors is authorized to fix the time, not exceeding seventy (70) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for the allotment of rights, during which the books of the corporation shall be closed against the transfer of stock, or in lieu of providing for the closing of the books against transfer of stock, the Board of Directors is authorized to fix a date, not exceeding seventy (70) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for allotment of rights, as a record date for the determination of the shareholders entitled to notice of, or to vote at, such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only shareholders of record on such date shall be entitled to notice of and/or to vote at such meeting or to receive such dividend payments or rights.

ARTICLE III

Directors

Section 1.    Board of Directors. The business and affairs of the corporation shall be managed by a Board of Directors. Directors need not be residents of the State of West Virginia.

Section 2.    Election of Directors. The number of directors shall be at least five (5) and no more than thirty-five (35), provided that the number may be increased or decreased from time to time by an amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Prior to the sending of notice of the annual meeting, the Board of Directors shall establish the number of directors for the next year and shall select nominees to fill the positions. The directors shall be elected at each annual meeting of the shareholders, or any adjournment thereof, to serve until the next annual meeting of the shareholders or until their offices shall be declared vacant, or until their successors are elected and qualified; provided, however, the directors at any duly called meeting, without shareholder approval, may elect, during any calendar year, directors for any vacancies who shall serve until the next annual meeting of shareholders or until their successors are elected and qualified; and provided, further, that at any time during the year the directors may enlarge the number of directors and may fill those vacancies or may decrease the number of directors but no such decrease shall have the effect of shortening or terminating the term of any incumbent director.

Section 3.    Vacancies. Each vacancy existing in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, unless the articles of incorporation or bylaws provide that a vacancy shall be filled in some other manner, may be filled by the affirmative vote of a majority of the remaining directors at an annual, regular or special meeting of the Board of Directors. Any directorship to be filled by reason of a vacancy or an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 4.    Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In determining what constitutes a quorum, directors who have died, resigned or are incapacitated shall not be considered.

Section 5.    Annual Meeting of Directors. Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as may come before the meeting.

Section 6.    Regular Meetings of Directors. A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by the resolution of the Board of Directors.

Section 7.    Special Meetings of Directors. The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the Chairman or by two (2) directors. Such special meeting shall be held at the time specified in the notice of meeting.

Section 8.    Place of Directors’ Meeting. All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of West Virginia, as shall be specified in the notice of meeting, provided that the Board of Directors approve the location of any meeting to be held outside the State of West Virginia.

Section 9.    Presiding Officer; Recording Officer. At all meetings of the Board of Directors, the Chairman, or in the absence of him, any director elected by the directors present, shall preside. The Secretary or any person appointed by the directors shall serve as the recording officer of the meeting and shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as chairman and the recording officer of the meeting.

Section 10.    Notice of Directors’ Meetings. All meetings of the Board of Directors (annual, regular or special) shall be held upon not less than twenty-four (24) hours written notice stating the date, place and hour of meeting delivered to each director either personally or by mail at the direction of the Chairman or the Secretary.

Section 11.    Waiver of Notice. Notice of the time, place or purpose of any meeting of directors, whether required by the provisions of the corporation laws of the State of West Virginia or by these bylaws, shall be dispensed with if every director shall attend such meeting in person, or if every absent director shall, in writing file with the records of the meeting either before or after the holding thereof, waiver of such notice.

Section 12.    Action by Unanimous Consent. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.

Section 13.    Order of Business. No formal order of business need be followed in any meeting of the directors, either regular or special.

Section 14.    Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one (1) or more committees, each committee to include two (2) or more of the directors of the corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it; provided that no such committee shall have the authority of the Board in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board shall determine the number of members for each committee and shall elect the members of each committee. Each committee member shall hold office until his successor is elected, or until his death, resignation, or removal from the committee, or until he shall cease to be a director, whichever shall occur first. The Board may designate a reasonable compensation for serving on each committee. Each committee shall report its actions and present a copy of its minutes to the Board at its next meeting assuming the committee meeting reasonably precedes the Board meeting. The Board may accept, ratify, approve, amend, modify, repeal or change the actions of such committee. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Section 15.    Election of Officers. The directors shall elect the officers of the corporation. The Board of Directors may designate such officers or officials as from time to time may be deemed advisable, and may prescribe their duties. The directors shall have the power to fix the salaries of all officers and employees of the corporation, but in the absence of action by the directors, such power shall be vested in the Chairman, except as to his own salary and that of the President.

Section 16.    Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor; provided that no director who is also a salaried employee of the corporation or its subsidiaries shall receive any compensation for attendance at annual, regular or special meetings of the Board or any committees of the corporation or its subsidiaries with the exception of expense of attendance, if any, allowed for such meetings.

ARTICLE IV

Officers and Employees

Section 1.    Officers. Officers of the corporation shall be a chairman, a president, a secretary and a treasurer, and any other officers, all of whom shall be designated and chosen by the Board of Directors. None of the officers of the corporation need be a shareholder or director of the corporation. Any two of the above named offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged, verified or countersigned by any two (2) or more officers. The foregoing officers shall hold office until the next regular annual meeting of the Board of Directors, held after the annual meeting of the shareholders, and until their successors are elected and qualified. In his absence, any duty to be performed by an officer of the corporation may be performed by his duly authorized assistant officer.

Section 2.    Removal of Officers. Any and all officers of the corporation may be removed at any time and their successors elected by a majority vote of the Board of Directors at any regular or special meeting of the directors.

Section 3.    Employees. All employees of the corporation may be appointed and their salaries fixed by the Chairman, subject to the approval of the Board of Directors. All employees except the President, the Secretary and the Treasurer shall hold office during the will and pleasure of the Chairman, subject to action by the Board of Directors, and may be removed at any time by the Chairman, subject to action by the Board of Directors. If such employees are appointed by the directors, they (except the above specified officers) may nevertheless be removed by the Chairman unless he be expressly forbidden so to do by the directors.

Section 4.    Agents. The Board of Directors shall employ such agents as the Board may deem appropriate, and shall hire such agents on such terms as the Board may deem advisable.

Section 5.    Powers and Duties of the Chairman. Subject to the control of the Board of Directors, the Chairman shall have general charge of the business of the corporation and shall be the chief executive officer of the corporation; he shall keep the Board of Directors fully informed of the business of the corporation; he may sign and execute all authorized bonds, contracts or other obligations in the name of, and on behalf of the corporation; and, with the President he shall sign all certificates of stock; and, without further authorization than these presents, he may sign all checks and/or drafts upon funds of the corporation in its name and on its behalf, any bank or depository in which funds of the corporation shall be deposited shall be fully and conclusively protected in honoring any checks and/or drafts on behalf of the corporation signed by the Chairman. Subject to the action of the Board of Directors, he shall have the power to fix the salaries of all officers, agents and employees of the corporation and shall have the power to employ and discharge all agents and employees of the corporation, subject to the control of the Board of Directors. He shall generally conduct the affairs of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6.    Vacancy in the Office of Chairman. In the case of a vacancy in the office of Chairman or in the absence, incapacity or disqualification of the Chairman, the Executive Committee shall meet as soon as possible and choose a chairman for a committee to consist of the executive officers of the corporation, which committee shall perform all the duties and be vested with all the authority of the Chairman, until his return or until his replacement is named by the Board of Directors pursuant to Article IV, Section 11 of the bylaws.

Section 7.    President. The President shall have such powers and shall perform such duties as may be assigned to him by the Chairman.

Section 8.    Secretary. The Secretary shall keep the minutes of all meetings of the shareholders. The Secretary shall likewise attend to the giving and serving of all notices of meetings, shall affix the seal of the corporation to all certificates of stock and all authorized contracts and obligations of the corporation, and shall attest the same, shall keep the transfer books and ledgers of the corporation, which books shall be at all reasonable times, open for examination to any director, shall conform to the requirements of Article V hereof, and shall in general perform all of the duties incident to the office of the Secretary and shall have such other powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 9.    Treasurer. The Treasurer shall have the custody of all the funds and securities of the corporation, and shall keep full and accurate account of all monies received and paid on account of the corporation which shall truly reflect all of the financial transactions and conditions of the corporation, and shall conform to the requirements of Article V hereof, and he shall in general perform all of the duties incident to the office of the Treasurer and shall have such other powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 10.    Assistant Secretary and Assistant Treasurer. The Board of Directors may designate and choose one (1) or more individuals to serve as Assistant Secretary or Assistant Treasurer, who shall have the usual powers and duties pertaining to their offices together with such other powers and duties as may be assigned to them by the Board of Directors. In case of the absence or disability of the Secretary and Treasurer, the duties of the Secretary and Treasurer shall be performed by an Assistant Secretary and or Assistant Treasurer.

Section 11.    Absence or Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors shall have the obligation from time to time to delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

ARTICLE V

Corporate Records

Section 1.    Corporate Records. The directors and officers of the corporation shall keep accurate account of the corporate transactions. The books and records of the corporation shall at all times be subject to examination by any director or by any committee appointed for the purpose at a meeting of the shareholders, or by the holders of at least one-tenth (1/10th) of the stock outstanding not in a meeting. The minutes and resolutions of the Board of Directors shall at all times be open to examination of any member of the Board or by any committee appointed by the shareholders, and such minutes shall be produced whenever required by the shareholders at any meeting. The books of the corporation shall be so kept as to show at all times what money or other consideration was received by the corporation for the stock issued by it and the number of shares issued.

ARTICLE VI

Dividends and Finance

Section 1.    Dividends. The Board of Directors may from time to time declare and pay dividends of so much of the net profits of the corporation as they deem it prudent to divide, payable in cash or other property of the corporation, against its accumulated earnings or surplus, whenever such declaration of dividends will not impair the capital of the corporation and is not otherwise prohibited by law, rule or regulation.

Section 2.    Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year, unless otherwise provided by the Board of Directors.

ARTICLE VII

Amendment to Bylaws

Section 1.    Amendment to Bylaws. These bylaws may be altered, amended or repealed in whole or in part at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at the meeting, a quorum being present, and such changes shall be effective upon adoption by the Board of Directors without prior notice to, or the prior approval of, the shareholders; provided that all stockholders shall be notified in writing of any changes to the bylaws by setting forth an explanation of such changes or including a restated copy of the bylaws in the notice or proxy materials for the next meeting of shareholders; and provided further, that these bylaws are subject to repeal or change by the affirmative vote of the holders of a majority of the issued and outstanding shares then entitled to vote, at any meeting of the shareholders.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/ubsi
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
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▼  FOLD AND DETACH HERE  ▼

The Board of Directors recommends a vote FOR the following fourteen nominees:						Please mark your votes as indicated in this example		☒
	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1. Election of Directors.	☐	☐	☐	2.	Ratification of the appointment of Ernst & Young LLP as the Company auditors for the Fiscal Year 2010.	☐	☐	☐

01. Richard M. Adams 02. Robert G. Astorg 03. W. Gaston Caperton, II 04. Lawrence K. Doll 05. Theodore J. Georgelas	06. F. T. Graff, Jr. 07. John M. McMahon 08. J . Paul McNamara 09. G. Ogden Nutting 10. William C . Pitt, III		11. Donald L. Unger 12. Mary K. Weddle 13. Gary G. White 14. P. Clinton Winter, Jr.		THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

“PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES”	PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Annual Meeting of

United Bankshares, Inc .

Monday, May 3, 2010 at 4:00 p.m.

The Blennerhassett Hotel

320 Market Street

Parkersburg, WV

You can now access your

UNITED BANKSHARES, INC. account online.

Access your United Bankshares, Inc. shareholder account online via Investor ServiceDirect® (ISD). The transfer agent for United Bankshares, Inc., now makes it easy and convenient to get current in formation on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form
•Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Choose MLink SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2010

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

▼ FOLD AND DETACH HERE ▼

UNITED BANKSHARES, INC .

PROXY FOR 2010 ANNUAL SHAREHOLDERS’ MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on February 23, 2010, at the 2010 Annual Meeting of Shareholders to be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia, on May 3, 2010 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated March 25, 2010, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” the propositions listed below unless otherwise indicated. The Board of Directors recommends a vote “FOR” the proposals below. If any matter shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc .

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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